EXHIBIT 99.1


  CommScope to Pay $650 Million in Transaction That Doubles Its Revenues,
   Combining #1 Maker of Coaxial Cable With a Leading Global Manufacturer
                            Of Fiber Optic Cable


     Complementary Channel Access to Provide Customers With End-To-End
                              Cable Solutions


     HICKORY, N.C., July 24 /PRNewswire/ -- CommScope, Inc. (NYSE: CTV) today announced that it will partner with Furukawa Electric Co., Ltd. of Japan (Tokyo: 5801) to acquire the Fiber Optic Cable business of Lucent Technologies (NYSE: LU), creating a leading global supplier of broadband communications cable by combining leaders in coaxial cable and fiber optic cable. The transaction will enhance CommScope's technology platform with key intellectual property and research and development, expand its channel access by adding complementary capabilities and provide it with a strategic position in fiber optic manufacturing.

     Under the terms of the transaction, CommScope and Furukawa will enter into two joint ventures, one for the fiber cable portion of Lucent's fiber optic business and one for the transmission fiber portion of the same business. CommScope will invest approximately $650 million for its ownership in the two joint ventures, which will be funded through the issuance of a combination of debt and equity. Based on CommScope's preliminary due diligence, management believes that this transaction will be accretive to CommScope's earnings in the first full year, excluding one-time, transition-related charges.

     "We are extremely pleased to partner with Furukawa to acquire these unique, high-quality assets, thereby combining the #1 global manufacturer of coaxial cable with one of the leading global manufacturers of fiber optic cable to create a preeminent broadband cable supplier," said Frank M. Drendel, Chairman and Chief Executive Officer of CommScope. "This transaction diversifies our product offerings while adding leading technology, and based on the last twelve months, would have more than doubled CommScope's revenues. This partnership will add fiber manufacturing capabilities to CommScope's existing cable products and distribution channels, and will be among the few producers of premium fiber cable in the world."

     Drendel added, "CommScope and Furukawa have both earned reputations for providing superior customer service, and we intend to work together diligently to serve Lucent's existing fiber optic cable customers. As CommScope has done with our coaxial, LAN and wireless cable businesses, we will focus on the evolving needs of current and new customers by providing state-of-the-art manufacturing, superior technical support, timely product delivery and dependable service."

     CommScope will own 51% of the fiber cable joint venture, which includes transmission fiber and cable manufacturing capabilities at a 2.9 million square foot facility in Norcross, Georgia, as well as facilities in Germany and Brazil and a joint venture in Russia. With a majority ownership in the fiber cable joint venture, CommScope expects to consolidate those operating results in its financial statements, which for the last twelve months would have more than doubled CommScope's revenues. In addition, the cable joint venture will acquire Lucent's 51% interest in Fitel, a joint venture between Lucent and Furukawa that produces high-performance loose tube cable.

     The fiber joint venture will be 49% owned by CommScope, with Furukawa owning a 51% interest, and is expected to be accounted for by CommScope using the equity method. The transmission fiber joint venture includes the Multimode Optical Fiber Center of Excellence in Sturbridge, Massachusetts, which develops and manufactures graded-index multimode optical fibers, as well as Litespec, a joint venture between Lucent and Sumitomo Electric Lightwave Corporation that manufactures single mode optical fiber.

     Drendel continued, "We're excited to jointly own and operate Lucent's state-of-the-art facilities, which will further enhance CommScope's world-class manufacturing capabilities and is expected to provide us with significant operating synergies through the experienced management teams and highly skilled workforce. We believe we will be able to drive efficiencies and save costs by sharing our respective manufacturing processes and techniques. We also look forward to building a strong partnership with the employees of Lucent's fiber optic cable businesses."

     Dr. Katsuhiko Okubo, Ph.D., Senior Managing Director of Furukawa said, "We are very pleased to join forces with CommScope in this exciting transaction and are confident in our ability to work together to serve our customers and maximize the value of our optic fiber and cable businesses."

     This transaction is part of a $2.75 billion purchase by Furukawa and Corning Inc. (NYSE: GLW) of Lucent's entire Optical Fiber Solutions Business, which includes the Optical Fiber and Cable business (including specialty and transmission); Fiber Optic Apparatus and Premises business; and Specialty Fiber Devices business.

     Drendel concluded, "While these are challenging times, we are confident that there are exceptional long-term opportunities in the global fiber optic and coaxial cable markets as applications for broadband communications continue to grow throughout the world. By purchasing world-class assets in the current pricing environment, we believe CommScope will be well positioned to benefit when market conditions improve."

     The transaction, which is subject to various regulatory approvals and other usual closing conditions, is expected to close by the end of September 2001. CIBC World Markets Corp. is serving as CommScope's financial advisor on the transaction and Fried, Frank, Harris, Shriver & Jacobson and Robinson, Bradshaw & Hinson are the Company's legal advisors.

     CommScope is the world's largest manufacturer of broadband coaxial cable for Hybrid Fiber Coaxial (HFC) applications and is a leading supplier of high-performance fiber optic and twisted pair cables for LAN, wireless and other communications applications. Visit CommScope at its web site -- http://www.commscope.com


     Conference Call Information

     The Company plans to hold a telephonic conference call to discuss the CommScope and Furukawa joint ventures and second quarter results today at 5:00 p.m. Eastern Time. To participate in the conference call, all participants should dial 212-896-6010. Please plan to dial in about 10 minutes before the start of the call to facilitate a timely connection. A simultaneous webcast and slide presentation of the conference call can be accessed from the CommScope website at http://www.commscope.com or http://www.videonewswire.com/COMMSCOPE/072401/.
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     If you are unable to participate in the call and would like to hear a telephonic replay, you may dial 800-633-8284. International callers should dial 858-812-6440 for the replay. The replay ID is 19258169. The replay will be available through Thursday, July 26, 2001. A webcast replay will also be archived for a limited period of time following the conference call via the Internet on CommScope's web site (http://www.commscope.com).


     This press release contains forward-looking statements regarding CommScope's market position, plans, fiber and fiber cable technology, outlook and effects of establishing joint ventures with Furukawa that are based on information currently available to management, management's beliefs and a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. The potential risks and uncertainties that could cause actual results to differ materially include, but are not limited to, the ability of the company to complete the joint venture transactions with Furukawa, the ability to integrate the joint venture operations and technologies effectively, the ability of the joint venture to maintain Lucent's customer base, the ability of the joint venture to recruit and retain qualified employees, general industry and financial market conditions, worldwide economic conditions, telecommunications industry capital spending, expected demand from AT&T and others, excess capacity, changes in cost and availability of key raw materials, successful implementation of CommScope's bimetals operation and other vertical integration activities, pricing and acceptance of CommScope's products, successful expansion and related operation of our facilities, effective implementation of our integrated information system, developments in technology, industry competition, ability of our customers to secure adequate financing, regulatory changes affecting our industries and other factors. For a more detailed description of factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.


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SOURCE  CommScope, Inc.

Web site:  http://www.commscope.com
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CONTACT: investors, Phil Armstrong of CommScope, Inc.,
+1-828-323-4848; or press, Anna Cordasco, Paul Caminiti, or
Stephanie Pillersdorf of Citigate Sard Verbinnen,
+1-212-687-8080; or Betsy Lambert (APR) of CommScope, Inc.,
+1-828-323-4873

Audio:  http://www.videonewswire.com/COMMSCOPE/072401
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